American Bitcoin Reports Second Quarter 2026 Results

Grew Strategic Reserve to Over 8,000 Bitcoin, Driven by Record Quarterly Bitcoin Production

MIAMI, FL, August 3, 2026 (PR NEWSWIRE) – American Bitcoin Corp. (Nasdaq: ABTC) (“American Bitcoin” or the “Company”), a Bitcoin accumulation platform focused on building America’s Bitcoin infrastructure backbone, today reported its financial results for the second quarter of 2026.

Mike Ho, CEO of American Bitcoin, said: “Our view of the world is simple: Bitcoin is a growing capital asset, and we believe its long-term compounding will outperform our cost of capital. Despite Bitcoin headwinds in Q2, we stayed focused on what we can control: we delivered our highest quarterly production on record, grew our strategic reserve to over 8,000 Bitcoin, and strengthened the foundation of our business. American Bitcoin is, at its core, an operating business – we generate Bitcoin through scaled infrastructure rather than simply holding it on a balance sheet. Looking ahead, we are focused on deepening that infrastructure advantage, strengthening our balance sheet position, and compounding Bitcoin per share so that the work we do today translates into durable value for our shareholders across market cycles.”

Eric Trump, Co-Founder and Chief Strategy Officer of American Bitcoin, said: “A little over a year ago, American Bitcoin was just an idea. Today, we hold more than 8,000 Bitcoin, operate one of the world’s largest Bitcoin mining platforms, and just delivered our highest quarterly production on record. Our conviction in Bitcoin remains absolute, and our goal is simple: to deliver relentless growth, quarter after quarter, and build the preeminent American Bitcoin powerhouse for the long haul.”

BITCOIN RESERVE
SATOSHIS PER SHARE
BTC RESERVE
SATOSHIS PER SHARE
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
0
12,000
10,500
9,000
7,500
6,000
4,500
3,000
1,500
0
Mar-31 2025
Jun-30 2025
Sep-30 2025
Dec-31 2025
Mar-31 2026
Jun-30 2026

ABTC

NASDAQ: ABTC

Note: Number of common shares issued and outstanding before the merger of American Bitcoin and Gryphon Digital Mining, Inc. on September 3, 2025 (the "Merger") have been adjusted to reflect the Merger exchange ratio of ~14.4995. Number of common shares issued and outstanding reflect a 1-for-15 reverse stock split effected on July 2, 2026. Number of Bitcoin have been rounded to the nearest whole number. Includes Bitcoin pledged for miner purchases under agreements with BITMAIN.

Strategic Reserve Growth

•
Grew Bitcoin holdings from ~7,021 as of March 31, 2026 to ~8,002¹ as of June 30, 2026, an increase of ~981 Bitcoin, or ~14%, in a single quarter.

•
Increased Satoshis per share by ~11%, from ~9,943² as of March 31, 2026 to ~10,989² as of June 30, 2026. Bitcoin holdings grew ~14% quarter over quarter while shares outstanding grew ~3% over the same period.
•
Mined ~932 Bitcoin in Q2 2026, the Company’s highest quarterly production on record, up from ~817 Bitcoin mined in Q1 2026. Q2 2026 production represented ~26% of the Company’s total Bitcoin mined since its launch on March 31, 2025.

Mining Platform Performance

•
Mining revenue for Q2 2026 was ~$67.0 million, an ~8% increase from ~$62.1 million in Q1 2026. Mining production increased to ~932 Bitcoin in Q2 2026 from ~817 Bitcoin in Q1 2026. Revenue per Bitcoin mined was ~$71,900 in Q2 2026, down ~5% from ~$76,000 in Q1 2026. Revenue per Bitcoin held up better than the ~12% decline in Bitcoin price over the same period.
•
Gross margin nearly held around the 50% mark in Q2 2026 despite a ~12% decline in Bitcoin price quarter-over-quarter.
•
General and administrative expense was approximately $7.7 million in Q2 2026, compared with $6.9 million in Q1 2026, and remained roughly flat at approximately 11% of revenue quarter-over-quarter.
•
Cost to mine was ~$36,500 per Bitcoin in Q2 2026 and held roughly flat compared to ~$36,200 per Bitcoin in Q1 2026, driven by marginally higher energy costs at selective sites.
•
Completed the full energization of ~11,298 next-generation miners in April 2026, adding ~3.05 EH/s at an efficiency of ~13.5 joules per terahash (J/TH), deployed at Hut 8’s Drumheller site.
•
Total owned fleet consisted of ~89,242 Bitcoin miners with ~28.1 EH/s of capacity as of quarter-end. Post-Drumheller energization, the Company’s operational fleet increased to ~58,999 Bitcoin miners producing ~25.0 EH/s at an average efficiency of ~14.1 J/TH.

1.
Includes ~3,090 Bitcoin pledged for miner purchases under agreements with BITMAIN.
2.
Represents the amount of Bitcoin attributable to each outstanding share of the Company’s common stock. SPS is calculated by multiplying the Company’s total Bitcoin holdings by the Satoshi conversion ratio (1 Bitcoin equals 100,000,000 Satoshis), then dividing that total by the number of shares of the Company’s common stock outstanding as of the measurement date. Number of common shares issued and outstanding reflect a 1-for-15 reverse stock split effected on July 2, 2026.

Conference Call

Our Second Quarter 2026 Earnings Conference Call will be held today, Monday, August 3, 2026, at 8:30 a.m. ET. Investors can join the live webcast at https://app.webinar.net/rdvyK8BnjWN. To join by telephone, dial 1 (888) 880-3330 ten minutes prior to the start time to allow time for registration. International callers may dial 1 (646) 357-8766.

Supplemental Materials and Upcoming Communications

The Company expects to make available on its website and/or official social media channels certain materials and updates designed to accompany the discussion of its results, along with certain supplemental financial information and other data, including regarding its Bitcoin holdings and related performance metrics. For important news and information regarding the Company, including investor presentations and timing of future investor conferences, visit the Investor Relations section of the Company’s website, abtc.com/investors, and its social media accounts, including on X, Instagram, and LinkedIn. The Company uses its website and social media accounts as primary channels for disclosing key information to its investors, some of which may contain material and previously non-public information.

About American Bitcoin

American Bitcoin Corp., a majority-owned subsidiary of Hut 8 Corp., is a Bitcoin accumulation platform focused on building America’s Bitcoin infrastructure. The Company delivers institutional-grade exposure to Bitcoin through an industry-first business model that integrates scaled self-mining operations with disciplined accumulation strategies. For more information, visit abtc.com and follow the Company on X at @ABTC.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder, which statements involve inherent risks and uncertainties. Examples of forward-looking statements include, but are not limited to, statements relating to the Company's ability to have its long-term compounding outperform its cost of capital; generate Bitcoin through scaled infrastructure operations; grow and compound its Bitcoin holdings and Satoshis per Share over time; deepen its infrastructure advantage; achieve record and continued growth in Bitcoin production quarter after quarter; strengthen its balance sheet and capital position; optimize fleet efficiency, energy consumption, and cost to mine; deploy incremental mining capacity when expected returns justify it; allocate capital in a manner accretive to Bitcoin per share; deliver relentless growth and durable value for shareholders across market cycles; and build the preeminent American Bitcoin powerhouse, as well as the Company's future business strategy, competitive strengths, expansion, and growth of the business and operations more generally.

Forward-looking statements are not statements of historical fact, but instead represent management’s expectations, estimates, and projections regarding future events based on certain material factors and assumptions at the time the statement was made. While considered reasonable by the Company as of the date of this press release, such statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements, including, but not limited to: the price of Bitcoin and concentration of Bitcoin holdings; failure to grow hashrate; the purchase of miners; competition from other methods of investing in Bitcoin; uncertainty in the development and acceptance of the Bitcoin network; reliance on third-party mining pool service providers; hedging transactions; Bitcoin halving events; failure to realize the anticipated benefits of the merger transactions; dependence on Hut 8; liquidity constraints and failure to raise additional capital; failure of critical systems; competition from current and future competitors; changes in leasing arrangements; hazards and operational risks; electrical power requirements; geopolitical, social, economic, and other events and circumstances; cybersecurity threats and breaches; Internet-related disruptions; dependence on key personnel; having a limited operating history; rapidly changing technology; predicting facility requirements; acquisitions, strategic alliances or joint ventures; operating and expanding internationally; legal, regulatory, governmental, and technological uncertainties; physical risks related to climate change; involvement in legal proceedings; stock price volatility; the Company’s multi-class capital structure and status as a controlled company; and other factors that may affect the future business, results, financial position and prospects of the Company. Additional factors that could cause results to differ materially from those described above can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in other documents filed by the Company from time to time with the SEC.

Adjusted EBITDA

In addition to our results determined in accordance with GAAP, we rely on Adjusted EBITDA to evaluate our business, measure our performance, and make strategic decisions. Adjusted EBITDA is a non-GAAP financial measure. We define Adjusted EBITDA as net loss, adjusted for impacts of income tax provision, depreciation and amortization, gain on derivatives, gain on warrant liability, the removal of non-recurring transactions, and stock-based compensation expense in the period presented. You are encouraged to evaluate each of these adjustments and the reasons that our Board and management team consider them appropriate for supplemental analysis.

Our Board and management team use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense and income), asset base (such as depreciation and amortization), and other items (such as non-recurring transactions) that impact the comparability of financial results from period to period.

Net loss is the GAAP measure most directly comparable to Adjusted EBITDA. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in such presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any such modification may be material. Adjusted EBITDA has important limitations as an analytical tool and you should not consider Adjusted EBITDA in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, its definition of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

American Bitcoin Corp.

Consolidated and Combined Statements of Operations

(in USD thousands)

	Three Months Ended
	June 30, 2026	March 31, 2026
Revenue	$67,015	$62,118

Cost of revenue (exclusive of depreciation and amortization shown below)	34,009	29,598

Operating expenses:
Depreciation and amortization	28,237	26,620
General and administrative expenses	7,672	6,908
Loss on digital assets	71,178	117,188
Total operating expenses	107,087	150,716
Operating loss	(74,081)	(118,196)

Other income:
Gain on derivatives	18,315	37,292
Gain on warrant liability	22	69
Total other income	18,337	37,361

Loss before income taxes	(55,744)	(80,835)

Income tax provision	(1,407)	(957)

Net loss	$(57,151)	$(81,792)

Adjusted EBITDA Reconciliation

	Three Months Ended
	June 30, 2026	March 31, 2026
Net loss	$ (57,151)	$ (81,792)
Income tax provision	1,407	957
Depreciation and amortization	28,237	26,620
Gain on derivatives	(18,315)	(37,292)
Gain on warrant liability	(22)	(69)
Non-recurring transactions (1)	—	—
Stock-based compensation expense	812	296
Adjusted EBITDA	$ (45,032)	$ (91,280)

(1)There were no non-recurring transactions for the three months ended June 30, 2026 and March 31, 2026.

Contacts

American Bitcoin Investor Relations
ir@abtc.com

American Bitcoin Public Relations
media@abtc.com